Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated July 16, 2014, amends that certain Employment Agreement entered into by and between STERLING BANCORP, INC., a Michigan corporation (the “Company”), STERLING BANK AND TRUST, FSB, (the “Bank”) and their affiliated entities (collectively “Employer”) with their principal offices located at One Towne Square, 19th Floor, Southfield, MI 48076, and Gary Judd, who resides at 3 Cantitoe Lane, Englewood, Co 80113 (the “Executive”), dated July 2, 2008 (the “Agreement”).

1.              Paragraph 2 of the Agreement, entitled “Term,” is hereby removed in its entirety and replaced as follows:

Term.  Subject to the provisions for earlier termination as hereinafter provided, the term of this Employment Agreement will begin on the date hereof and will continue for two (2) years hereafter (the “Initial Term of Employment”).  Except as provided in paragraph 14 of this Agreement, which is mandated by Federal statute, this Agreement may be terminated as hereinafter provided.  Annually, the Board of Directors of the Employer shall review this Agreement.  Upon the approval of the Board of Directors, this Agreement will be automatically renewed for a successive one (1) year term unless either party sends written notice of termination to the other party within sixty days prior to the expiration of this Agreement or any renewals hereof.  The Initial Term of Employment together with any renewal periods will hereinafter be referred to as the “Term of Employment.”  The nonrenewal of the term of this Agreement by the Employer will not be a termination without Cause (as defined in Section 8(d)).

2.              The Employer’s address for noticing purposes, as defined in Paragraph 21 of the Agreement, is deleted in its entirety and replaced as follows:

Sterling Bancorp, Inc.

One Towne Square, 19th Floor

Southfield, MI  48076

Attn:  Corporate Counsel

3.              This Amendment is made effective retroactively to July 2, 2008.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of July 16, 2014.

STERLING BANCORP, INC.		STERLING BANK AND TRUST, FSB			EXECUTIVE

By:	/s/ Thomas Lopp	By:	/s/ Thomas Lopp	By:	/s/ Gary Judd
	Thomas Lopp		Thomas Lopp		Gary Judd
Its:	Vice President	Its:	Executive Vice President